As filed with the Securities and Exchange Commission on September 28, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

STEALTHGAS INC.

(Exact name of Registrant as Specified in its Charter)

Republic of the Marshall Islands	N/A
State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

331 Kifissias Avenue

Erithrea 14561

Athens, Greece

(011) (30) (210) 625 0001

(Address of Principal Executive Offices)

STEALTHGAS INC. 2015 EQUITY COMPENSATION PLAN

(Full Title of the Plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Stephen P. Farrell, Esq.

Finnbarr D. Murphy, Esq.

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

Fax: (212) 309-6001

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.01 par value	4,152,242 shares	$4.28	$17,771,596	$2,066
Preferred Stock Purchase Rights(4)	—	—	—	—

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, to the extent any additional shares of common stock may be issued or issuable as a result of a stock split, stock dividend or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional common stock.
(2)	Calculated pursuant to paragraphs (c) and (h) of Rule 457 (based upon the average of the reported high and low sales prices for the Registrant’s Common Stock as reported on the Nasdaq Global Market on September 23, 2015). The foregoing calculation is solely for the purpose of determining the registration fee.
(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: Proposed maximum aggregate offering price multiplied by 0.0001162.
(4)	The preferred stock purchase rights are initially attached to and trade with the shares of our common stock registered hereby. Value attributed to such rights, if any, is reflected in the market price of our common stock.

EXPLANATORY NOTE

This registration statement includes a form of prospectus to be used by certain individuals, who may be deemed to be affiliates, and other current or former employees of StealthGas Inc. in connection with the resale of shares of common stock which shares are registered pursuant to this registration statement.

i

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I of Form S-8 will be sent or given to participants in the Plan as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b) under the Securities Act and the Introductory Note to Part I of Form S-8.

Prospectus

STEALTHGAS INC.

Common Stock

We own a fleet of LPG carriers providing international seaborne transportation services to LPG producers and users, as well as crude oil and product carriers chartered to oil producers, refiners and traders. In our core LPG sector, we carry various petroleum gas products in liquefied form, including propane, butane, butadiene, isopropane, propylene and vinyl chloride monomer, which are all byproducts of the production of crude oil and natural gas. This prospectus relates to the resale of shares of our common stock by our officers and directors and others who may be in a control relationship with us and by certain of our employees. The common stock which may be sold will be acquired by these individuals under written compensation contracts or pursuant to awards made, or upon the exercise of options or other equity incentive awards granted to them, under our 2015 Equity Compensation Plan.

We will not receive any of the proceeds from these sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, brokers, dealers or agents.

Our shares of common stock are listed on the Nasdaq Global Market (Nasdaq: “GASS”). On September 25, 2015 the closing price of our common stock was $4.22 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2015

We have filed a registration statement on Form S-8 in respect of the common stock offered by this prospectus with the U.S. Securities and Exchange Commission, which we refer to as the SEC, under the Securities Act of 1933, as amended, which we refer to as the Securities Act. This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and other reports and other information with the SEC. Such filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any documents we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is current as of any date other than the date of that document. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, prior to the termination of the offering:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2014, filed with the SEC on April 30, 2015;

•	Our Report on Form 6-K filed with the SEC on August 28, 2015;

•	Our Form 8-A (File Number 000-51559) filed with the SEC on October 4, 2005, including any amendments or reports filed for the purpose of updating the description of our common stock that is incorporated by reference therein; and

•	Our Form 8-A12B (File Number 001-36797) filed with the SEC on December 24, 2014, including any amendments or reports filed for the purpose of updating the description of our common stock that is incorporated by reference therein.

In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and Quarterly Report and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

StealthGas Inc.

331 Kifissias Avenue

Erithrea 14561

Athens, Greece

Attention: Secretary

+011 30 210 6250 001

Information on our website is not part of this prospectus.

OUR BUSINESS

We own a fleet of LPG carriers providing international seaborne transportation services to LPG producers and users, as well as crude oil and product carriers chartered to oil producers, refiners and traders. In our core LPG sector, we carry various petroleum gas products in liquefied form, including propane, butane, butadiene, isopropane, propylene and vinyl chloride monomer, which are all byproducts of the production of crude oil and natural gas.

PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by any individuals named in any prospectus supplement hereto.

SELLING STOCKHOLDERS

Our officers and directors as well as certain of our current and former employees may use this prospectus to sell our common stock. These selling stockholders will be named in a supplement to this prospectus, together with the number of shares owned by such individuals and the number of shares that may be sold under this prospectus, as supplemented, by such individuals.

PLAN OF DISTRIBUTION

The shares of common stock covered by this prospectus will be sold, if at all, by the individuals named in a prospectus supplement hereto or by donees, pledgees or others on their behalf, and not by us. The shares may be sold from time to time as follows:

•	on the Nasdaq Global Market, in the over-the-counter market, on an inter-dealer quotation system or on another national securities exchange (any of which may involve crosses and block transactions);

•	to purchasers directly;

•	in ordinary brokerage transactions in which the broker solicits purchasers;

•	through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

•	through the writing of options on the shares;

•	through the granting of a security interest in any common share as collateral for any loan or obligation, including such grants to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

•	through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

•	through exchange distributions in accordance with the rules of the applicable exchange or quotation system;

•	in any combination of one or more of these methods; or

•	in any other lawful manner.

These sales may be made at prices related to the then current market price or otherwise at prices and on terms then prevailing, or in privately negotiated transactions. In effecting sales, a broker or dealer engaged by an individual using this prospectus to sell shares of common stock may arrange for other brokers or dealers to participate in the sale. In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 under the Securities Act may be sold thereunder rather than by this prospectus.

In connection with distributions of the shares or otherwise, persons using this prospectus to sell common stock may enter into hedging transactions with broker-dealers. In connection with hedging a transaction, a broker-dealer may engage in short sales of shares registered hereunder in the course of hedging the positions it assumes with the seller. The seller may also sell shares short and deliver the shares to close out the short positions. The seller may also enter into an option or other transaction with a broker-dealer which requires the delivery to the broker-dealer of shares we have registered, which the broker-dealer may resell by this prospectus.

A seller may pay a broker-dealer or an agent compensation in the form of commissions, discounts or concessions. The broker-dealer and any other participating broker-dealer may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

We may be required to file a supplemented prospectus in connection with any activities involving a seller which may be deemed to be an “underwriting.” In that case, a supplement to this prospectus would contain (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller, (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions. Any broker or dealer participating in any distribution of the common stock may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any common stock from or through such a broker-dealer.

We have advised the people identified in this prospectus as potential sellers of shares that during any period when they may be engaged in a distribution of the shares offered by this prospectus, they are required to comply with Regulation M promulgated under the Securities Exchange Act. With certain exceptions, Regulation M precludes any seller, any affiliated purchaser and any broker-dealer or other individual who participates in such a distribution from bidding for or purchasing, or attempting to induce any individual to bid for or purchase any security, that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these factors may affect the marketability of our common stock.

The people identified in any prospectus supplement to this prospectus as potential sellers of common stock offer to sell all, some or none of the shares covered by any prospectus supplement to this prospectus. Because it is possible that a significant number of shares could be sold simultaneously by means of this prospectus (as supplemented), such sales, or the possibility thereof, may have an adverse effect on the market price of our common stock.

INDEMNIFICATION

We are a Marshall Islands corporation. Section 60 of the Business Corporations Act of the Republic of the Marshall Islands (the “BCA”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

A Marshall Islands corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized under Section 60 of the BCA.

Section 60 of the BCA also permits a Marshall Islands corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 60 of the BCA.

The indemnification and advancement of expenses provided by, or granted pursuant to, Section 60 of the BCA are not exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. In this regard, our Bylaws provide that such expenses (including attorneys’ fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the company deems appropriate, and the board of directors may authorize the company’s legal counsel to represent a present or former director or officer in any action, suit or proceeding, whether or not the company is a party to such action, suit or proceeding. Our Bylaws further provide for indemnification of directors and officers on the basis described above as being permitted by Section 60 of the BCA and provide, to the extent authorized from time to time by the board of directors of the company, rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred to directors and officers of our company.

Our Articles of Incorporation provide that no director shall have personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but the liability of a director is not limited or eliminated (i) for any breach of the director’s duty of loyalty to our company or its stockholders; (ii) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper benefit.

VALIDITY OF COMMON STOCK

The validity of our common stock has been passed upon by Reeder & Simpson P.C. Certain U.S. legal matters have been passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York.

EXPERTS

The consolidated financial statements of StealthGas Inc., incorporated in this prospectus by reference from the Company’s Annual Report on Form 20-F, and the effectiveness of internal control over financial reporting of StealthGas Inc., have been audited by Deloitte, Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte, Hadjipavlou, Sofianos & Cambanis S.A. are located at Fragoklissias 3a & Granikou Str., GR 151 25, Maroussi, Athens, Greece.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”), are incorporated by reference into this Registration Statement:

(a) Annual Report on Form 20-F for the fiscal year ended December 31, 2014, filed with the SEC on April 30, 2015;

(b) Report on Form 6-K filed with the SEC on August 28, 2015;

(c) The description of the Registrant’s capital stock contained in the Registration Statement on Form 8-A (File No. 000-51559), filed on October 4, 2005, describing the Registrant’s common stock, including any amendments or reports filed for the purpose of updating any such description; and

(d) The description of the Registrant’s capital stock contained in the Registration Statement on Form 8-A12B (File No. 001-36797), filed on December 24, 2014, describing the Registrant’s common stock, including any amendments or reports filed for the purpose of updating any such description.

All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and Quarterly Report and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is a Marshall Islands corporation. Section 60 of the Business Corporations Act of the Republic of the Marshall Islands (the “BCA”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

A Marshall Islands corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized under Section 60 of the BCA.

Section 60 of the BCA also permits a Marshall Islands corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 60 of the BCA.

The indemnification and advancement of expenses provided by, or granted pursuant to, Section 60 of the BCA are not exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. In this regard, the Registrant’s Bylaws provide that such expenses (including attorneys’ fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Registrant deems appropriate, and the board of directors may authorize the Registrant’s legal counsel to represent a present or former director or officer in any action, suit or proceeding, whether or not the Registrant is a party to such action, suit or proceeding. The Registrant’s Bylaws further provide for indemnification of directors and officers on the basis described above as being permitted by Section 60 of the BCA and provide, to the extent authorized from time to time by the board of directors of the Registrant, rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred to directors and officers of Registrant.

The Registrant’s Articles of Incorporation provide that no director shall have personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but the liability of a director is not limited or eliminated (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper benefit.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit	Description

4.1	Amended and Restated Articles of Incorporation of StealthGas Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1, Registration No. 333-127905 initially filed with the SEC on August 29, 2005, the “Form F-1”).

4.2	Statement of Designation of Series A Junior Participating Preferred Stock (Previously filed as an exhibit to a Report on Form 6-K filed with the SEC on December 24, 2014).

4.3	Amended and Restated Bylaws of StealthGas Inc. (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, File No. 001-36797, filed with the SEC on December 24, 2014).

4.4	Stealthgas Inc.’s 2015 Equity Compensation Plan.*

4.5	Stock Certificate (incorporated by reference to Exhibit 4.1 to the Form F-1).

5.1	Opinion of Reeder & Simpson P.C.*

5.2	Opinion of Morgan Lewis & Bockius LLP.*

23.1	Consent of Deloitte Hadjipavlou, Sofianos & Cambanis S.A.*

23.2	Consent of Reeder & Simpson P.C. (included in Exhibit 5.1).*

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2).*

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the effective Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, on September 28, 2015.

STEALTHGAS INC.

By:	/s/ Harry N. Vafias
Harry N. Vafias
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Harry N. Vafias and Ifigeneia Sakellari, acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals on September 28, 2015, in the capacities indicated.

Signature	Title

/s/ Harry N. Vafias Harry N. Vafias	Director, President, Chief Financial Officer and Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Chairman of the Board of Directors
Michael G. Jolliffe

/s/ Lambros Babilis	Deputy Chairman of the Board of Directors
Lambros Babilis

Director
Markos Drakos

/s/ John Kostoyannis	Director
John Kostoyannis

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of StealthGas Inc., has signed this registration statement on September 28, 2015.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director

INDEX TO EXHIBITS

4.1	Amended and Restated Articles of Incorporation of StealthGas Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1, Registration No. 333-127905 initially filed with the SEC on August 29, 2005, the “Form F-1”).

4.2	Statement of Designation of Series A Junior Participating Preferred Stock (Previously filed as an exhibit to a Report on Form 6-K filed with the SEC on December 24, 2014).

4.3	Amended and Restated Bylaws of StealthGas Inc. (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, File No. 001-36797, filed with the SEC on December 24, 2014).

4.4	Stealthgas Inc.’s 2015 Equity Compensation Plan.*

4.5	Stock Certificate (incorporated by reference to Exhibit 4.1 to the Form F-1).

5.1	Opinion of Reeder & Simpson P.C.*

5.2	Opinion of Morgan Lewis & Bockius LLP.*

23.1	Consent of Deloitte Hadjipavlou, Sofianos & Cambanis S.A.*

23.2	Consent of Reeder & Simpson P.C. (included in Exhibit 5.1).*

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2).*

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.